Exhibit 5.1
POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Parnassusweg 300 1081 LC AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com
To:   The Company
RE	Dutch law legal opinion — Project Owl / Ferrari N.V. — Exhibit 5.1
REFERENCE	55648527
DATE	26 February 2025

1
INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company.
2
DEFINITIONS

2.1
Capitalised terms used but not defined herein are used as defined in the Schedules to this opinion letter.

2.2
In this opinion letter:

Common Shares means the common shares in the capital of the Company, each having a nominal value of EUR 0.01 and issued at incorporation of the Company and pursuant to the Deed of Merger, the Deed of Demerger and the Deed of Issuance, to be offered and sold by Exor N.V. as selling shareholder from time to time pursuant to the Registration Statement.
Company means Ferrari N.V. registered with the Trade Register under number 64060977.
Deed of Issuance means the document listed in paragraph 2.1 (Deed of issuance) of Schedule 1 (Reviewed documents)
Excerpt means any document listed in paragraph 1.1 (Excerpts) of Schedule 1 (Reviewed documents).
Power of Attorney means any power of attorney included in the Board Resolution and any document listed in paragraph 1.4 (Powers of attorney) of Schedule 1 (Reviewed documents).
Registration Statement means the document listed in paragraph 2.2 (Registration statement) of Schedule 1 (Reviewed documents).
Resolutions means the documents listed in paragraph 1.3 (Resolutions) of Schedule 1 (Reviewed documents).
SEC means the U.S. Securities and Exchange Commission.
Securities Act means the U.S. Securities Act of 1933, as amended.
Shareholders’ Register means any document listed in paragraph 1.5 (Shareholders’ register) of Schedule 1 (Reviewed documents).

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.
3
SCOPE OF INQUIRY

3.1
For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the documents listed in Schedule 1 (Reviewed documents).

3.2
We have not reviewed and express no opinion on any document incorporated by reference or referred to in the documents referred to in paragraph 3.1.

3.3
We have undertaken the following checks (the Checks) at the date of this opinion letter:

(a)
an inquiry at the Trade Register, confirming that no relevant changes were registered compared to the contents of the Current Excerpt; and

(b)
an inquiry at the Central Insolvency Register (Centraal Insolventieregister) confirming that the Company is not listed with the Central Insolvency Register and not listed on the EU Registrations list with the Central Insolvency Register.

4
NATURE OF OPINION

4.1
We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws, equal treatment of shareholders and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2
Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Registration Statement and on any representations, warranties or other information included in any document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3
In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4
This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law and any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5
This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5
OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:
5.1
Corporate status

The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2
Issued share capital

The Common Shares have been duly authorised, validly issued, fully paid and are non-assessible.
6
ADDRESSEES

6.1
This opinion letter is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the registration of the Registration Statement in accordance with the Securities Act. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration with the SEC.

6.2
We consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the reference to Loyens & Loeff N.V. in the Registration Statement under the heading ‘VALIDITY OF COMMON SHARES’. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the SEC.

Yours faithfully,
Loyens & Loeff N.V.
/s/ Loyens & Loeff N.V.

Schedule 1
REVIEWED DOCUMENTS
1
ORGANISATIONAL DOCUMENTS

1.1
Excerpts

1.1.1
An excerpt of the registration of the Company in the Trade Register dated 17 February 2025 (the Current Excerpt).

1.1.2
An excerpt of the registration of the Company in the Trade Register dated 17 December 2015 (the Former Excerpt).

1.2
Constitutional documents

1.2.1
The deed of incorporation of the Company dated 4 September 2015 (the Deed of Incorporation).

1.2.2
The deed of legal demerger between the Company as acquiring entity and FE Interim B.V. registered with the Trade Register under number 64060438 as demerging entity dated 1 January 2016 (the Deed of Demerger).

1.2.3
The deed of legal merger between the Company as acquiring entity and Ferrari N.V. registered with the Trade Register under number 57991561 as disappearing entity dated 2 January 2016 (the Deed of Merger).

1.2.4
The articles of association of the Company dated 1 January 2016 and effective as from 2 January 2016 (the Articles).

1.3
Resolutions

1.3.1
The resolution of the board of directors of the Company dated 31 December 2015 including any power of attorney (the Board Resolution).

1.3.2
The resolutions of the general meeting of the Company dated 31 December 2015 (the Shareholders Resolution).

1.4
Powers of attorney

1.4.1
The power of attorney by the Company to each lawyer, deputy civil law notery and employee of Loyens & Loeff N.V. acting independently dated 31 December 2015.

1.4.2
The power of attorney by the Company to each lawyer, deputy civil law notery and employee of Loyens & Loeff N.V. acting independently dated 31 December 2015.

1.5
Shareholders’ registers

The shareholders’ register of the Company, showing the issuance of, inter alia, the Common Shares.
2
MISCELLANEOUS

2.1
Deed of issuance

The deed of issuance of common shares in the capital of the Company to Cede & Co. between the Company and Fiat Chrysler Automobiles N.V. dated 2 January 2016.
2.2
Registration statement

The registration statement on Form F-3 for the offer of the Common Shares (excluding any documents incorporated by reference therein or any exhibits thereto), to be filed with the SEC.

Schedule 2
ASSUMPTIONS
The opinions in this opinion letter are subject to the following assumptions:
1
Documents

1.1
All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies conform to the originals.

1.2
All documents and the legal acts contained therein are accurate, complete and unmodified (unless modified by any other document reviewed for the purposes of this opinion letter).

1.3
The information recorded in the Current Excerpt is true, accurate and complete on the date of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

1.4
The information recorded in the Former Excerpt was true, accurate and complete on the date of the Resolutions.

1.5
The information recorded in the Shareholders’ Register is true, accurate and complete on the date of this opinion letter.

1.6
The Registration Statement has been or will have been filed with the SEC and declared effective pursuant to the Securities Act.

2
Incorporation, existence and corporate power

2.1
The Company has not been dissolved, merged involving the Company as disappearing entity, demerged, converted, terminated, granted a suspension of payments, declared bankrupt, subjected to any other insolvency proceedings or prohibited within the meaning of Section 2:20 (4) of the Dutch Civil Code (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Checks and the Current Excerpt).

2.2
The Articles are the articles of association (statuten) of the Company in force on the date of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Current Excerpt).

2.3
The articles of association as included in the Deed of Incorporation were the articles of association (statuten) of the Company in force on the date of the Resolutions (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Former Excerpt).

3
Corporate authorisations

3.1
The Resolutions have been made with due observance of the articles of association as included in the Deed of Incorporation and any applicable board regulations.

3.2
No member of the board of directors of the Company had a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the transactions contemplated by the Resolutions (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

3.3
The Company had not established, not been requested to establish, nor was in the process of establishing any works council (ondernemingsraad) and there was no works council, which had jurisdiction over the transactions contemplated by the Resolutions (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

4
Execution

The authority of the attorney (gevolmachtigde) to enter into the Deed of Demerger, the Deed of Merger, and the Deed of Issuance on behalf of the Company was not affected by any rule of law (other than Dutch law) which under The Hague Convention on Agency 1978 applies or may be applied.

5

Other parties

5.1
Each party to which the Common Shares had been issued was validly existing under the laws by which it was purported to be governed on the date of the Deed of Issuance.

5.2
Each party to which the Common Shares had been issued had all requisite power and capacity (corporate and otherwise) to execute and to perform its obligations under the Deed of Issuance and Deed of Issuance had been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company.

6
Validity

Under any applicable laws (other than Dutch law):
(a)
the Deed of Demerger, the Deed of Merger, and the Deed of Issuance constitute the legal, valid and binding obligations of the parties thereto, which are enforceable against those parties in accordance with their terms; and

(b)
the choice of law and submission to jurisdiction made in the Deed of Demerger, the Deed of Merger, and the Deed of Issuance are valid and binding.

7
Issued share capital

7.1
The Common Shares have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined.

7.2
The authorised share capital of the Company immediately preceding the issuance of the Common Shares allowed for the issuance of the Common Shares.

7.3
The Common Shares have been placed (geplaatst), validly accepted by the first holders thereof, issued, delivered and subscribed (genomen) and paid for in accordance with the provisions set forth in the Articles, the Deed of Demerger, the Deed of Merger and the Deed of Issuance.

8
Regulatory

The Common Shares will not be offered or sold, directly or indirectly in the Netherlands to persons other than to qualified investors within the meaning of the Prospectus Regulation (EU) 2017/1129.

Schedule 3
QUALIFICATIONS
The opinions in this opinion letter are subject to the following qualifications:
1
Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, statutory composition proceeding, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.
2
Powers of attorney

2.1
Each power of attorney or mandate to which Dutch law is applicable, whether or not irrevocable, will terminate by force of law without notice, upon bankruptcy, and will cease to be effective in case of a suspension of payments or in the event of an intervention, recovery or resolution measure. To the extent that the appointment of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

2.2
A power of attorney to which Dutch law is applicable can be made irrevocable, provided that the scope of the power of attorney concerns legal acts which are in the interest of the attorney or a third party. A power of attorney does not affect the authority of the principal to perform actions within the scope of such power of attorney itself.

3
Accuracy of information

3.1
A Trade Register excerpt does not provide conclusive evidence that the facts set out thereinare correct and complete. However, subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware thereof.

3.2
A shareholders’ register does not provide conclusive evidence that the facts set out therein are correct and complete. However, the management board of a Dutch private or public limited liability company is obliged to regularly update the shareholders’ register.

4
Non-assessable

The term “non-assessable” as used in this opinion letter means that a holder of a Common Share will not by mere reason of being such a holder be subject to calls by the Company or its creditors for any further payment on such Common Share.